IN THE UNITED STATES DISTRICT COURT
                   FOR THE SOUTHERN DISTRICT OF WEST VIRGINIA


ENERGY  CORPORATION  OF  AMERICA
a  West  Virginia  corporation,

                              Plaintiff,

                                          Civil  Action  No.  3:01-1317
v.

MACKAY  SHIELDS  LLC,
A  DELAWARE  LIMITED  LIABILITY  COMPANY;
AXP  VARIABLE  PORTFOLIO  INCOME  SERIES,  INC.,
A  MINNESOTA  CORPORATION;
INCOME  TRUST,  A  DIVISION  OR  AFFILIATE  OF
AMERICAN  EXPRESS  FINANCIAL  ADVISORS,  INC.,
A  DELAWARE  CORPORATION;
DEBT  STRATEGIES  FUND,  INC.,
A  MARYLAND  CORPORATION;
MERRILL  LYNCH  INVESTMENT  MANAGERS,  L.P.
A  LIMITED  PARTNERSHIP;
MERRILL  LYNCH  VARIABLE  SERIES  FUNDS,  INC.,
A  NEW  JERSEY  CORPORATION;
MERRILL  LYNCH  BOND  FUND,  INC.,
A  NEW  JERSEY  CORPORATION;
SENIOR  HIGH  INCOME  PORTFOLIO,  INC.,
A  MARYLAND  CORPORATION;  AND
MERRILL  LYNCH  SERIES  FUND,  INC.,
A  NEW  JERSEY  CORPORATION,

                               Defendants.



                         STIPLULATION AND FINAL JUDGMENT
                         -------------------------------

     1. Plaintiff Energy Corporation of America ("ECA") filed this action on December 28, 2001, seeking a declaratory judgment that it was not in default of its obligations under a trust indenture pursuant to which it had issued $200 million in notes (the "Indenture").

     2. In an order entered January 25, 2002, this Court granted partial summary judgment for ECA. The Defendants, among them various entities that hold outstanding ECA notes, then interposed a counterclaim. On June 3, 2002, this Court granted ECA summary judgment on this counterclaim. Further, on July 19, 2002, the Court denied reconsideration of its January 25 order and denied Defendants' motion to allow limited discovery to supplement the record. These three orders are incorporated herein as if fully set forth.

     3. Defendants then noted an appeal to the United States Court of Appeals for the Fourth Circuit. During the pendency of the appeal, Defendants filed a "Motion for Entry of Final Judgment and Expedited Consideration" in this Court. In a memorandum in support of this motion, Defendants stated:
ECA's counsel [has] advised Defendants' counsel that ECA believes a factual issue remains to be resolved concerning whether or not ECA has complied with the Indenture under the interpretation advanced by ECA and accepted by the Court. To the extent any such issue may remain, Defendants hereby stipulate that they do not contest it.

Memorandum  at  3.

     4. The Court denied Defendant's motion on October 1, 2002, and Defendants' appeal was voluntarily dismissed without prejudice on October 8, 2002.

     5. At a status conference held before this Court on October 31, 2002, Defendants reiterated that they do not contend that ECA has or had Excess Proceeds from the sale of the assets of Mountaineer Gas Company under the Court's interpretation of the Indenture set forth and adhered to in the January 25, 2002, and July 19, 2002 orders. The parties hereby so STIPULATE.

     In view of the parties' stipulation, and pursuant to 28 U.S.C. 2201, the Court hereby FINDS, DECLARES, and ADJUDGES that:

(i) at no time has ECA possessed Excess Proceeds from the sale of the assets of Mountaineer Gas Company;

(ii) any Notices of Default premised upon ECA's alleged possession of Excess Proceeds, including that particular one dated and issued by Defendants on December 27, 2002, were and are null and void;

(iii) an Event of Default has not occurred and will not occur upon the passage of thirty days from any such Notice of Default; and

(iv) ECA's obligation to pay the principal amount of the outstanding Notes cannot be accelerated because of the passage of thirty days from any such Notice of Default.

     The Court directs the Clerk to send a certified copy of this final declaratory judgment to all counsel of record.

     ENTERED  this  3rd  day  of  December,  2002.

                                                /s/  Robert  C.  Chambers
                                                -------------------------
                                                ROBERT  C.  CHAMBERS
                                                UNITED  STATES  DISTRICT  JUDGE




Stipulated as stated in Paragraph 5 and otherwise approved as to form:

        /s/  Thomas  R.  Goodwin
--------------------------------
THOMAS  R.  GOODWIN
GOODWIN  &  GOODWIN,  LLP
300  Summers  Street,  Suite  1500
P.O.  Box  2107
Charleston,  West  Virginia  25328-2107
(304)  346-7000

Counsel  for  Plaintiff

     /s/  Rebecca  A.  Betts
----------------------------
REBECCA  A.  BETTS
ALLEN,  GUTHRIE  &  McHUGH
1300  Bank  One  Center
P.O.  Box  3394
Charleston,  West  Virginia  25333-3394
(304)  345-7250


DANIEL  J.  LEFFELL
PAUL,  WEISS,  RIFKIND,  WHARTON  &  GARRISON
1285  Avenue  of  the  Americas
New  York,  New  York  10019-6064
(212)  373-3000

Counsel  for  Defendants